SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 6, 2006


                        SOUTHCOAST FINANCIAL CORPORATION




Incorporated under the      Commission File No. 0-25933      I.R.S. Employer
laws of South Carolina                                     Identification No.
                                                                57-1079460




                           530 Johnnie Dodds Boulevard

                       Mt. Pleasant, South Carolina 29464

                            Telephone: (843) 884-0504

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01  Regulation FD Disclosure.

     The registrant's CEO is scheduled to make a presentation at the Southeast Super-Community Bank Conference in Atlanta, Georgia at 3:00 P.M. February 6, 2006. The presentation is scheduled to webcast by the conference and may be accessed at www.super-communitybanking.com/southeast.htm.

     The presentation will include a discussion of the registrant's markets, management team and history. The CEO will also discuss the registrant's results of operations and financial condition for and at the end of 2005. The discussion will include information previously reported in registrant's Form 8-K filed January 13, 2006 as well as: a description of December 31, 2005 loan portfolio composition (44% commercial, 44% real estate-mortgage, 11% real estate-construction and 1% consumer); a description of annual loan production ($325 million in 2005 consisting of approximately $55 million of sold mortgage loans, $120 million of mortgage loans, $130 million of commercial loans and $21 million of consumer loans and letters of credit); the decline in the ratio of nonperforming assets from 0.27% at December 31, 2004 to 0.11% at December 31, 2005; and a description of the December 31, 2005 total deposit mix (Certificates of deposit 37%, NOW, Money Market and Savings accounts 17%, noninterest-bearing accounts, 12% and wholesale and brokered deposits 34%).






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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SOUTHCOAST FINANCIAL CORPORATION
                                    (Registrant)



Date:  February 6, 2006          By: /s/ Robert M. Scott
                                    --------------------------------------------
                                    Robert M. Scott
                                    Vice President and Chief Financial Officer